EXHIBIT 3

NEULION, INC.

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made as of January 30, 2015, by and among (i) NeuLion, Inc., a Delaware corporation (the “Company”), (ii) PCF 1, LLC, a Delaware limited liability company (“PCF” and together with any of its transferees listed on EXHIBIT A hereto, as the same may be amended from time to time, the “Investors”), and (iii) each of the Persons listed on EXHIBIT B hereto, as the same may be amended from time to time (each, a “Key Stockholder,” and collectively, the “Key Stockholders”). The Key Stockholders and the Investors are referred to herein collectively as the “Voting Parties.” Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section I.

RECITALS

WHEREAS, the Company, NLDMC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, NLDAC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, PCF and DivX Corporation, a Delaware corporation, are parties to that certain Agreement and Plan of Merger, dated as of January 2, 2015 (the “Merger Agreement”), and it is a condition to the closing of the transactions contemplated by the Merger Agreement that the Voting Parties and the Company execute and deliver this Agreement;

WHEREAS, the Company and the Voting Parties wish to enter into this Agreement to facilitate the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, each Key Stockholder currently owns Shares (as defined below) indicated beside such Key Stockholder’s name on EXHIBIT B hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I

Definitions

1.1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” or “Affiliated” shall mean, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, or controlling limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

(b) “Audited EBITDA” shall mean the Company’s earnings before interest, taxes, depreciation and amortization for a full fiscal year that has been calculated solely and directly from the Company’s audited financial statements.

(c) “Blue Sky” shall mean the statutes of any state of the United States regulating the sale of corporate securities in that state.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Business Day” shall mean a weekday on which banks are open for general banking business in New York, New York, and Los Angeles, California.

(f) “Canadian Compliance Period” means the period commencing on the date of this Agreement and ending on the date the Company has delisted its securities from the Toronto Stock Exchange in accordance with the provisions of this Agreement.

(g) “Canadian Prospectus” means a final prospectus filed by the Company with the Canadian Securities Regulators in each of the Provinces of Canada under Canadian Securities Laws, including a Canadian Short Form Prospectus;

(h) “Canadian Securities Laws” means the securities laws of each of the Provinces of Canada, the respective regulations, rules, rulings and orders made thereunder and the applicable policy statements and notices published by the Canadian Securities Regulators;

(i) “Canadian Securities Regulators” means the securities commissions or similar securities regulatory authorities in each of the Provinces of Canada;

(j) “Canadian Short Form Prospectus” means a final short form prospectus filed by the Company with the Canadian Securities Regulators in each of the Provinces of Canada under Canadian Securities Laws, using the short form prospectus procedures set forth in National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Regulators;

(k) “Certificate of Incorporation” shall mean the Company’s Certificate of Incorporation, as may be amended or restated from time to time.

(l) “Commission” shall mean the Securities and Exchange Commission.

(m) “Common Stock” shall mean common stock, par value $0.01 per share, of the Company.

(n) “Competitor” shall mean any Person (other than a financial investor, including, without limitation, any private equity, venture capital or similar investment organization) that engages in direct competition with any businesses in which the Company or any of its subsidiaries engages from time to time so long as the business or businesses in which such Person engages contributes at least 33% of the Company’s and its subsidiaries’ revenue for the prior 12-month period, measured as of the end of the then-most recently completed fiscal quarter for which annual audited or quarterly Company-certified financial statements of the Company are available, as determined by the Board of Directors in good faith from time to time after consultation with the Investors; provided that, for the avoidance of doubt, no financial investor (including, without limitation, any private equity, venture capital or similar investment organization) shall be deemed a Competitor by virtue of holding any direct or indirect investment in a Competitor.

(o) “Convertible Note” means that certain Convertible Note issued by the Company to PCF on the date hereof.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(q) “Form S-3” shall mean such form under the Securities Act as in effect on the date of this Agreement, or any successor form of registration statement under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(r) “Fully-Diluted Basis” shall mean the assumption that all outstanding options, warrants or other convertible securities or instruments (including, without limitation, the Convertible Note) or other rights to acquire Common Stock or any other existing or future classes of capital stock have vested, and been exercised or converted into Common Stock, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

(s) “Governmental Authority” shall mean any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

(t) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.10.

(u) “Immediate Family Member” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(v) “Initially Issued Shares” shall mean the Common Stock of the Company issued to PCF pursuant to the Merger Agreement (which, for the avoidance of doubt, shall include any Common Stock issued to PCF after the date hereof pursuant to the Convertible Note (but only after such shares are actually issued)), as adjusted for stock dividends, stock splits, combinations and other recapitalizations (or any other securities into which such shares of Common Stock directly or indirectly may have been converted or for which such shares of Common Stock directly or indirectly may have been exchanged).

(w) “Initiating Holders” shall mean any Holder or Holders who collectively hold not less than a majority of the outstanding Registrable Securities.

(x) “Investors” shall have the meaning set forth in the preamble and shall include any of their respective transferees.

(y) “Joinder Agreement” shall mean a joinder agreement pursuant to which a Person agrees to become bound by and a party to this Agreement as an Investor or a Key Stockholder, in each case in substantially the form of EXHIBIT C hereto.

(z) “Key Stockholders” shall have the meaning set forth in the preamble and shall include any of their respective transferees.

(aa) “Liquidity Event” shall mean (i) the consummation of the merger or consolidation of the Company or any subsidiary of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately after consummation of the transactions contemplated by the Merger Agreement continue to hold, directly or indirectly, greater than 50% of the outstanding voting power of the capital stock of the Company, subsidiary or the surviving or acquiring entity as of immediately after such merger or consolidation; (ii) the closing of the issuance or transfer (whether by merger, consolidation, sale of securities or otherwise), whether in one or more transactions or a series of transactions, to one or more Persons (other than an underwriter of the Company’s securities), of the Company’s or its subsidiaries securities if, as of immediately after such closing, the holders of capital stock of the Company immediately after consummation of the transactions contemplated by the Merger Agreement cease to hold, directly or indirectly, greater than 50% of the outstanding voting power of the capital stock of the Company, subsidiary or the surviving or acquiring entity; (iii) any sale, transfer, exclusive license or other disposition of more than 50% of the assets, technology or intellectual property of the Company and its subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales of inventory in the ordinary course of business); or (iv) a liquidation, dissolution or winding up of the Company.

(bb) “Majority Investors” means the Investors holding a majority of the Initially Issued Shares held by all Investors.

(cc) “Majority PCF Investors” means the PCF Investors holding a majority of the Initially Issued Shares held by all PCF Investors.

(dd) “Other Selling Stockholders” shall mean Persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations by the Company.

(ee) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities, with respect to which registration rights have been granted by the Company.

(ff) “PCF Investors” shall mean PCF, its members and any of their respective partners, retired partners, members, retired members, managers, retired managers, managing members, retired managing members and stockholders, or the estates and family members of any such partners and retired partners, members and retired members, managers and retired managers, managing members and retired managing members, and any trusts for the benefit of any of the foregoing Persons, in each case that hold Initially Issued Shares.

(gg) “Person” shall mean an individual, corporation, partnership, trust, limited liability company, association, labor union, joint venture, unincorporated organization or Governmental Authority.

(hh) “Proceeding” shall mean any judicial, administrative or arbitral action, claim, suit, charge, complaint, arbitration, investigation or proceeding (public or private), whether civil, criminal, administrative or investigative, by or before a Governmental Authority or any arbitrator.

(ii) “Public Offering” shall mean the first firm commitment underwritten public offering by the Company of Common Stock after the date of this Agreement pursuant to an effective registration statement under the Securities Act (other than a registration statement relating solely to the sale of securities to employees of the Company or a registration relating solely to a Commission Rule 145 transaction).

(jj) The terms “register,” “registered” and “registration” shall refer to a (i) registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, and (ii) to the extent requested by the Initiating Holders during the Canadian Compliance Period in accordance with Section II or completed voluntarily by the Company in accordance with and subject to the terms of this Agreement a qualification of shares for distribution by preparing and filing a Canadian Prospectus in compliance with Canadian Securities Laws and obtaining a receipt from the Canadian Securities Regulators with respect to such Canadian Prospectus.

(kk) “Registrable Securities” shall mean (i) the Initially Issued Shares, (ii) any Common Stock issued as a dividend or other distribution or split with respect to or in exchange for or in replacement of the shares referenced in clause (i) above, and (iii) any other securities of the Company held at any time by any Person holding securities described in clause (i) or (ii) of this definition; provided, however, that Registrable Securities shall not include any shares of

Common Stock described in clause (i) or (ii) above which have been sold to the public either pursuant to a registration statement or Rule 144, pursuant to a Canadian Prospectus or an exemption from the prospectus requirement under Canadian Securities Laws, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(ll) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, road show costs and other marketing expenses, escrow fees, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and one special counsel for the Holders in each country where a registration statement or prospectus (including a Canadian Prospectus) is filed in connection with such registration, Blue Sky fees and expenses, and expenses of any special audits incident to or required by any such registration and fees and expenses of underwriters (excluding discounts and commissions) and other Persons retained by the Company, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company and expenses and fees incurred by the Company of any regular audit or review of financial statements and for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, which shall be paid in any event by the Company.

(mm) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 7.1(a).

(nn) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(oo) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(pp) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(qq) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel for the Holders in each country where a registration statement or prospectus (including a Canadian Prospectus) is filed in connection with such registration included in Registration Expenses).

(rr) “Shares” shall mean any capital stock or other equity of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock or other equity, and obligations of indebtedness or securities of any type whatsoever that are, or may become, exercisable or convertible directly or indirectly into (or settled with) capital stock or other equity.

(ss) “Third Party” means a Person other than a Key Stockholder, an Affiliate of a Key Stockholder, the Company or an officer or director of the Company.

(tt) “Transfer,” “Transferring,” “Transferred,” or words of similar import, shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly (including through a Transfer of an interest in any Person that is or holds any interest in a Key Stockholder), by a Key Stockholder except the following Transfers (the “Excepted Transfers”):

(i) any transfers for no consideration of Shares held either during such Key Stockholder’s lifetime or on death by will or intestacy to any Immediate Family Member of such Key Stockholder, to any custodian or trustee of a trust, estate planning vehicle or similar entity for the account or direct or indirect benefit of such Key Stockholder, to any Immediate Family Member of such Key Stockholder or to any custodian or trustee of a trust, estate planning vehicle or similar entity for the account or direct or indirect benefit of any Immediate Family Member of such Key Stockholder; provided that, in all cases, the transferee or other recipient agrees to become a party to this Agreement as a Key Stockholder by executing and delivering a Joinder Agreement to the Company;

(ii) any transfer of Class 3 Preference Shares to the Company pursuant to the terms of the Company’s Certificate of Incorporation;

(iii) in the case of a Key Stockholder that is an entity, upon a transfer by such Key Stockholder for no consideration to its stockholders, members, partners, other equity holders or affiliated funds; provided that, in all cases, the transferee or other recipient agrees to become a party to this Agreement as a Key Stockholder by executing and delivering a Joinder Agreement to the Company; and

(iv) a pledge of Shares pursuant to a bona fide loan transaction that creates a mere security interest in the pledged Shares; provided that (1) the provisions of Section IV shall apply to enforcement of the pledge by the pledgee, and (2) the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Key Stockholder making such pledge.

(uu) “Voting Party Shares” shall mean all shares of the Company’s voting securities now or hereafter owned, directly or indirectly, by a Voting Party, whether of record, beneficially or otherwise, and all shares of the Company’s voting securities as to which such Voting Party now or hereafter has voting power.

(vv) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.3.

1.2. Additional Definitions. In addition, for purposes of this Agreement, each of the following terms shall have the meanings set forth in the corresponding of this Agreement referenced below:

Term	Section Defined

“Agreement”	Preamble
“Company”	Preamble
“Convertible Securities”	4.1(a)(i)
“Covered Matters”	6.6
“Election Period”	4.1(d)
“Fully-Exercising Persons”	4.1(d)
“Holdback Extension”	2.9
“Indemnified Party”	2.5(c)
“Indemnifying Party”	2.5(c)
“Investor Director”	5.2(a)
“Investor Director Vacancy”	3.4
“Key Stockholder”	Preamble
“Material Affiliate Transaction”	3.6(a)
“Merger Agreement”	Recitals
“New Securities”	4.1(a)
“Participating Holders”	2.4
“Sale Transaction”	2.9
“Shelf Registration”	2.1(a)(iii)
“Spousal Consent”	6.22
“Unsubscribed New Securities”	4.1(c)
“Violation”	2.5(a)

“vote”	5.1

“Voting Parties”	Preamble

“Voting Termination Date”	5.2(a)

SECTION II

Registration Rights

2.1. Demand Registration.

(a) Form S-1 Registration.

(i) If at any time after eighteen (18) months after the date of this Agreement or any time after twelve (12) months after the date of this Agreement with respect to a registration request requiring solely the filing of a Canadian Prospectus as opposed to the filing of a registration statement with the Commission, the Company receives from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company shall:

(A) promptly (but in any event within 10 days) give written notice of the proposed registration to all other Holders; and

(B) as soon as reasonably practicable, file a Registration Statement on Form S-1 and/or, to the extent requested in the written request of the Initiating Holders during the Canadian Compliance Period, a Canadian Prospectus, and use its commercially reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable Blue Sky or other state securities laws, and appropriate compliance with the Securities Act and/or the Canadian Securities Laws) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is delivered.

(ii) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1(a):

(A) if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price to the public of less than $5,000,000;

(B) after the Company has initiated two (2) such registrations pursuant to this Section 2.1(a) (counting for these purposes only (x) registrations which have been declared or ordered effective and, in the case of the second of such registrations, pursuant to which the holders of Registrable Securities are able to register at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration, and (y) Withdrawn Registrations); or

(C) during the period starting with the date that is the later of (x) 30 days prior to the Company’s good faith estimate of the date of filing of or (y) the date of notice from the Company pursuant to Section 2.2 of the filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration (other than a registration relating solely to employee benefit plans or a registration statement relating to the offer and sale of debt securities or relating to a Rule 145 transaction); provided that, prior to the effectiveness of the registration statement or Canadian Prospectus relating to any such Company-initiated registration, the Company actively employs in good faith commercially reasonable best efforts to cause such registration statement or Canadian Prospectus to become effective.

(iii) No request for registration shall be deemed to be pursuant to this Section 2.1(a) (and instead such registration shall be deemed requested and effected pursuant to Section 2.1(b)) whenever the Company is permitted to use a Form S-3 registration statement or Canadian Short Form Prospectus. If the Initiating Holders request that any registration pursuant this Section 2.1(a) be filed pursuant to Rule 415 and/or pursuant to National Instrument 44-102 – Shelf Distributions of the Canadian Securities Regulators (a “Shelf Registration”), and if the Company is qualified to do so, then the Company shall use its commercially reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act and/or Canadian Securities Laws, as applicable, as soon as reasonably practicable after the filing thereof.

(b) Form S-3 Registration.

(i) If any time when it is eligible to use a Form S-3 registration statement, and/or a Canadian Short Form Prospectus, the Company shall receive from the Initiating Holders a written request that the Company effect any registration on Form S-3 and/or pursuant to a Canadian Short Form Prospectus with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company shall:

(A) promptly (but in any event within 10 days, or in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, as soon as the Company has received notice thereof from the Initiating Holders and no later than 24 hours thereafter), give written notice of the proposed registration to all other Holders; and

(B) as soon as reasonably practicable, file a Form S-3 or a Canadian Short-Form Prospectus and use its commercially reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable Blue Sky or other state securities laws, and appropriate compliance with the Securities Act or the Canadian Securities Laws) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days (or in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, as soon as practicable after the Company has provided notice of the proposed registration and no later than two Business Days) after such written notice from the Company is delivered.

(ii) The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1(b):

(A) after the Company has initiated three (3) such registrations pursuant to this Section 2.1(b) (counting for these purposes only (x) registrations which have been declared or ordered effective and, in the case of the third of such registrations, pursuant to which the holders of Registrable Securities are able to register at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration, and (y) Withdrawn Registrations);

(B) in the circumstances described in Section 2.1(a)(ii)(C);

(C) if, in the prior twelve (12) month period, the Company has effected two (2) registrations pursuant to this Section 2.1(b); or

(D) with respect to any Canadian Short-Form Prospectus, after the expiration of the Canadian Compliance Period.

(iii) Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.1(b) shall not be counted as requests for registration or registrations effected pursuant to Section 2.1(a). If the Initiating Holders request that any registration pursuant this Section 2.1(b) be filed as a Shelf Registration pursuant to Rule 415 and/or National Instrument 44-102 – Shelf Distributions of the Canadian Securities Regulators, and if the Company is qualified to do so, then the Company shall use its commercially reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act and/or Canadian Securities Laws, as applicable, as soon as reasonably practicable after the filing thereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors the filing of a registration statement or Canadian Prospectus covering the Registrable Securities would be materially detrimental to any proposal or plan by the Company or any of its subsidiaries to engage in any material financing, sale, acquisition of assets (other than in the ordinary course of business) or securities, or any material agreement, recapitalization, merger, consolidation, tender offer, venture, reorganization or similar material transaction, and the Board of Directors concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company furnishes to such Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that in the judgment of the Board of Directors it would be materially detrimental for such registration statement or Canadian Prospectus to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement or Canadian Prospectus, then (in addition to the limitations set forth in Section 2.1(a)(ii)(C)) the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that in such event, the Initiating Holders shall be entitled to withdraw such request and such registration shall not count as a Withdrawn Registration and the Company shall pay all Registration Expenses in connection with such registration; provided further that the Company shall not defer its obligation in this manner more than once in any consecutive twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting.

(i) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i)(A) or Section 2.1(b)(i)(A), as applicable. In such event, the right of any Holder to include all or any portion of his, her or its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to this Section 2.1 of securities being sold for its own account, or if other Persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other Persons in such underwriting and the inclusion of the Company’s and such Person’s other securities of the Company and their acceptance of the further applicable provisions of this Section II (including, without limitation, Section 2.5 and Section 2.9). The Company (together with all Holders and other Persons proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative(s) of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to the Initiating Holders holding a majority of the Registrable Securities held by the Initiating Holders that are proposed to be included in such underwriting, and shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may be customary and reasonably requested by the managing underwriters or as required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities or other Persons (other than the Company and its subsidiaries) included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder or Other Person, such Holder’s or other Person’s title to ownership of the securities, such Holder’s or other Person’s power and authority, such Holder’s or other Person’s intended method of distribution (including representations regarding price stabilization or manipulation) and such other representations and warranties personal to such Holder or other Person, if any, as may be customary under the circumstances) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 2.5, or to agree to any lock-up or holdback restrictions, except as otherwise specifically provided in Section 2.9.

(ii) Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten in order to consummate the offering in an orderly manner within a price range acceptable to the Initiating Holders, the number of Registrable Securities and Other Shares (and other securities) that may be so included shall be allocated as follows: (A) first, among all Holders requesting to include Registrable Securities in such registration statement and/or Canadian Prospectus, as applicable, based on the pro rata percentage of Registrable Securities held by such Holders; (B) second, to the Other Selling Stockholders requesting to include Other Shares in such registration statement and/or Canadian Prospectus, as applicable, if required by any registration rights agreements with such Other Selling Stockholders and then upon the terms contained therein; and (C) third, to the Company, which the Board of Directors may allocate, at its discretion, for the Company’s own account, or for the account of other holders of capital stock or employees of the Company. In no event shall any Registrable Securities be excluded from such registration and underwriting unless all Other Shares and shares allocated to the Company’s own account, or for the account of other holders of capital stock or employees of the Company, have been excluded pursuant to clauses (B) and (C) above.

(iii) If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company, a representative of the underwriter(s) or the Initiating Holders. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration pursuant to this Section 2.1(e)(iii) and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.1(e)(ii), the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth under Section 2.1(e)(ii).

(f) The Company represents and warrants that neither it nor any of its subsidiaries is a party to, or otherwise bound by, any other agreement granting registration rights to any other Person with respect to any securities of the Company or any of its subsidiaries that conflict in any way with the registration rights granted to the Investors pursuant to this Agreement. Except as provided to the Holders of Registrable Securities and the Other Selling Stockholders with respect to Other Shares in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company or any subsidiary, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding; provided that the Company may grant rights to participate in any registrations without such consent so long as such rights are subordinate in priority to the rights of the Holders of Registrable Securities and not otherwise inconsistent with the terms and conditions hereof.

2.2. Company Registration.

(a) Company Registration. If the Company shall determine to register any of the Common Stock either for its own account or the account of a security holder or holders, other than: (i) a registration pursuant to Section 2.1; (ii) a registration relating solely to employee benefit plans; (iii) a registration relating to the offer and sale of debt securities; a registration relating to a corporate reorganization or other Rule 145 transaction; or (iv) a registration on any form of registration statement or Canadian Prospectus that does not permit secondary sales, the Company shall:

(i) promptly give written notice of the proposed registration to all Holders (in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, the notice shall be provided as soon as the Company has made a decision to proceed with the proposed registration and no later than 24 hours thereafter); and

(ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), except as set forth in Section 2.2(b), and in any underwriting involved therein all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within 20 days (or in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, as soon as practicable after the Company has provided notice of the proposed registration and no later than two Business Days) after such written notice from the Company is delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting.

(i) If the registration for which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (together with the Company and the Other Selling Stockholders with registration rights to participate therein distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative(s) of the underwriter or underwriters selected by the Company and reasonably acceptable to the Holders holding a majority of the Registrable Securities held by the Holders that are proposed to be included in such underwriting, and shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may be customary and reasonably requested by the managing underwriters or as required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities or other Persons (other than the Company and its subsidiaries) included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder or other Person, such Holder’s or other Person’s title to ownership of the securities, such Holder’s or other Person’s power and authority, such Holder’s or other Person’s intended method of distribution (including representations regarding price stabilization or manipulation) and such other representations and warranties personal to such Holder or other Person, if any, as may be customary under the circumstances) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 2.5, or to agree to any lock-up or holdback restrictions, except as otherwise specifically provided in Section 2.9.

(ii) Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company and the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities and Other Shares to be included in the registration and underwriting. The Company shall so advise all Holders and Other Selling Stockholders requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account (if any), and (ii) second, to the Holders and Other Selling Stockholders requesting to include Registrable Securities and/or Other Shares in such registration statement pro rata based on the percentage of the Registrable Securities and/or Other Shares held by each of them.

(iii) If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall also be excluded therefrom by written notice from the Company or a representative of the underwriter(s). Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right, in its sole and absolute discretion, to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder or Other Selling Stockholder has elected to include securities in such registration.

2.3. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 and 2.2 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn (a) at the request of the Holders of a majority of the Registrable Securities to be registered for reasons other than material information relating to the Company or its subsidiaries, or (b) because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.1 are no longer satisfied (in which case all Holders whose shares of Common Stock are included in such registration (the “Participating Holders”), Other Selling Stockholders and the Company shall bear such expenses pro rata among each other based on the number of securities requested to be so registered (any securities of Persons other than the Participating Holders and Other Selling Stockholders requested to be registered shall be deemed to be requested to be so registered by the Company)), unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to a demand registration pursuant to Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders and incurred for the benefit of all Holders requesting participation in such registration, to the extent not required to be reimbursed by the Company pursuant to the terms of this Agreement, shall be borne by the Holders of securities included in such registration pro rata among such Holders on the basis of the number of Registrable Securities so registered.

2.4. Registration Procedures. In the case of each registration effected by the Company pursuant to Section II, the Company shall, at its expense, use its commercially reasonable best efforts to:

(a) In accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (and/or, to the extent requested by the Initial Holders, in accordance with the Canadian Securities Laws), prepare and file with the Commission a registration statement (and/or, to the extent requested by the Initial Holders, prepare and file with the Canadian Securities Regulators a Canadian Prospectus), and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement and/or Canadian Prospectus to become effective;

(b) Before filing a registration statement or prospectus (or any amendments or supplements thereto, provide one counsel selected by the Participating Holders a reasonable opportunity to review and provide comments to such documents;

(c) Keep such registration effective for a period ending on such time as the Participating Holders have completed the distribution described in the registration statement and/or Canadian Prospectus relating thereto; provided, however, with respect to a registration statement on Form S-1, the Company shall not be obligated to maintain the effectiveness of such registration statement for more than nine (9) months;

(d) Promptly notify each Participating Holder of (i) the issuance by the Commission or the Canadian Securities Regulators of any stop order suspending the effectiveness of any registration statement or Canadian Prospectus or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement or Canadian Prospectus filed hereunder and any post-effective amendments thereto;

(e) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or the Canadian Securities Laws with respect to the disposition of all securities held by the Participating Holders covered by such registration statement or Canadian Prospectus for the period set forth in Section 2.4(c);

(f) Furnish such number of registration statements and Canadian Prospectus, including any amendment of or supplement to the registration statement, prospectuses, including any preliminary prospectuses and any summary prospectuses to such registration statement and Canadian Prospectus, and other documents incident thereto, including any amendment of or supplement to the prospectus, and such other documents as a Participating Holder from time to time may reasonably request;

(g) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Participating Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition in such jurisdictions of the securities owned by such Participating Holder;

(h) Promptly notify in writing each Participating Holder (i) after it receives notice thereof, when any registration or qualification has become effective under Blue Sky laws and any other state securities laws or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the Canadian Securities Laws of the happening of any event as a result of which the prospectus included in such registration statement or the Canadian Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, and following such notification, promptly prepare and furnish to such Participating Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of any securities covered thereby, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement or Canadian Prospectus and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement or Canadian Prospectus;

(j) Take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities registered pursuant to such registration statement or Canadian Prospectus, and to the extent reasonably requested by the underwriter or the Holders of a majority of Registrable Securities, participate in and prepare for, on a customary basis and upon reasonable advance notice, road shows, investor presentations and marketing events arranged by the representative(s) of the underwriter(s) with prospective investors;

(k) Cause all such Registrable Securities registered pursuant to such registration statement or Canadian Prospectus to be listed or quoted on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

(l) In connection with any underwritten offering pursuant to a registration statement or Canadian Prospectus filed pursuant to Section 2.1, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities included in such registration statement or Canadian Prospectus; provided that such underwriting agreement contains reasonable and customary provisions; and provided, further, that each Participating Holder shall also enter into and perform its obligations under such an underwriting agreement;

(m) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement or Canadian Prospectus and any attorney, accountant or other agent retained by any such seller or underwriter, financial and other records, pertinent corporate and business documents and properties of the Company reasonably requested by such seller, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that the Company may in each case condition the availability of such information on the entry into a confidentiality obligation or agreement with the Company reasonably satisfactory to the Company;

(n) Comply with all applicable rules and regulations of the Commission and the Canadian Securities Regulators, and make available to the Company’s security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(o) In the event of the issuance of any stop order suspending the effectiveness of a registration statement or Canadian Prospectus, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement or Canadian Prospectus for sale in any jurisdiction, the Company shall use its commercially reasonable best efforts to promptly obtain the withdrawal of such order;

(p) Cooperate with each Participating Holder and the managing underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends), if any, representing securities to be sold under the registration statement or Canadian Prospectus and enable such securities to be in such denominations and registered in such names as the managing underwriters, or agents, if any, or such Participating Holder may request;

(q) Cooperate with each Participating Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or the Investment Industry Regulatory Organization of Canada (IIROC);

(r) Obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriters reasonably request;

(s) If requested by the underwriters managing such offering, provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement or Canadian Prospectus (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, the Canadian Prospectus, each amendment and supplement thereto, the prospectus included in the registration statement (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters; and;

(t) In the event that the proposed registration includes a registration by way of filing of a Canadian Short Form Prospectus in connection with a “bought deal”, as such term is customarily understood in Canadian capital markets practices and referred to in Canadian Securities Laws, the Company shall use its best commercial reasonable efforts to proceed with the registration in accordance with the timeline customarily followed in Canadian “bought deals”, including any related requirements of Canadian Securities Laws

2.5. Indemnification.

(a) To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Participating Holder, each of its directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter selected by the Company to participate in any registration effected pursuant to this Section II, if any, and each Person who controls, within the meaning of Section 15 of the Securities Act, any such underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof, whether commenced or threatened, and including reasonable attorneys’ fees and expenses), relating to, resulting from, arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in (A) any prospectus, preliminary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Canadian Prospectus or document incorporated by reference in a Canadian Prospectus, or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, or any amendment thereof or supplement thereto, or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any other similar federal or state securities laws, any Canadian Securities Laws, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance; and the Company shall reimburse each such Participating Holder, each of its directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any reasonable, actual and documented legal and any other expenses incurred in connection with investigating, preparing, defending or settling any such expense, claim, loss, damage, liability, action, proceeding or settlement; provided that the Company shall not be liable in any such case to the extent that any such expense, claim, loss, damage, liability, action, proceeding or settlement arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by or on behalf of such Holder, any of such Holder’s directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel or accountants, any Person controlling such Holder, such underwriter or any Person who controls any such underwriter, and expressly stated to be for use in connection with such registration; and provided further that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such expenses, claims, losses, damages, liabilities, actions or proceedings if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) To the fullest extent permitted by law, each Participating Holder, severally and not jointly and severally, shall indemnify and hold harmless the Company, each of its directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement or Canadian Prospectus, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants, and each Person controlling each other such Holder, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), as and when incurred, relating to, resulting from, arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in (A) any prospectus, preliminary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, Canadian Prospectus or document incorporated by reference in a Canadian Prospectus, or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by such Holder of the Securities Act, any other similar federal or state securities laws, the Canadian Securities Laws, or any rule or regulation thereunder applicable to such Holder and relating to any action or inaction required of such Holder in connection with any offering covered by such registration, qualification or compliance; and such Holder shall reimburse the Company and such other Holders, directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants, and each Person controlling the Company and such other Holder, each such underwriter and each Person who controls any such underwriter, for any reasonable, actual and documented legal and any other expenses incurred in connection with investigating, defending or settling any such expense, claim, loss, damage, liability, action, proceeding or settlement; but in each case set forth above to the extent, but only to the extent, that any such expense, claim, loss, damage, liability, action, proceeding or settlement arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by or on behalf of such Holder, any of such Holder’s directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel or accountants, any Person controlling such Holder, such underwriter or any Person who controls any such underwriter, and expressly stated to be for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such expenses, claims, losses, damages, liabilities, actions or proceedings if such settlement is effected without the written consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that in no event shall any indemnity under this Section 2.5(b) exceed the net amount of proceeds from the offering received by such Holder, except in the case of fraud by such Holder; and provided further that, in the event that any such claim, action or proceeding is resolved without an admission or a court of competent jurisdiction finding that any such allegations of untrue statements or alleged omissions of material fact were actually made or omitted by such Holder, such Holder shall be reimbursed for any amounts previously paid hereunder with respect to such allegations.

(c) Each party entitled to indemnification under this Section 2.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party exists with respect to such claim, shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense; and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of his, her or its obligations under this Section 2.5, to the extent such failure is not prejudicial to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) Each party hereto agrees that, if the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an Indemnified Party with respect to any loss, liability, claim, damage, expense, proceeding or settlement referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, expense, proceeding or settlement in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, expense, proceeding or settlement, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall any indemnity and/or contribution under this Section 2.5 exceed the net amount of proceeds from the offering received by such Holder, except in the case of fraud by such Holder. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified

Party in connection with investigating or, except as provided in Section 2.5(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the sellers of Registrable Securities in this Section 2.5(d) to contribute shall be separate in proportion to the amount of securities registered by them and not joint and several and shall be limited for each such seller to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control in all respects; provided, however, that any such underwriting agreement shall not restrict the rights of the Holders to receive indemnification under this Agreement unless such Holders consent in a written agreement to such restriction.

(f) The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification and contribution that any Indemnified Party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

2.6. Information by Holder. Each Participating Holder shall furnish to the Company such information regarding such Participating Holder and the distribution proposed by such Participating Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section II. The Company shall be under no obligation to include in any registration statement the Registrable Securities of any Holder that fails to furnish the information required by this Section 2.6.

2.7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration or to enable registration on a Form S-3 registration statement, the Company agrees to use its commercially reasonable best efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144, at all times;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) Following the Public Offering, cause its securities so registered to be listed on one or more of The NASDAQ Stock Market or the NYSE MKT; and

(d) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act and the Canadian Securities Laws

2.8. Canadian Reporting. With a view to making available the benefits of certain rules and regulations of the Canadian Securities Regulators that may permit the sale without the filing of a Canadian Prospectus of securities further to the expiration of a hold or restricted period under Canadian Securities Laws, the Company agrees during the Canadian Compliance Period to (i) use its commercially reasonable best efforts to file with the Canadian Securities Regulators in a timely manner all reports and other documents required of the Company under the Canadian Securities Laws, and (ii) so long as a Holder owns any such restricted securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Canadian Securities Laws.

2.9. Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other equity securities or securities convertible into or exercisable or exchangeable for equity securities of the Company) held by such Person (other than those included in the registration) or publicly disclose the intention to enter into any of the foregoing (each, a “Sale Transaction”), in each case unless otherwise agreed by the managing underwriters (it being understood that the Holders shall be released from any such restrictions if and to the same extent any Key Stockholder or other holder of any of the Company’s securities is released from comparable restrictions, including as set forth in Section 5.7), during the 180-day period following the effective date of the Public Offering (or such shorter period as may be requested by a representative of the underwriter(s)), provided that if (X) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last seventeen (17) days of the foregoing holdback period or (Y) prior to the expiration of the foregoing holdback period the Company announces that it will release earnings results during the sixteen (16) day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4) (or any successor thereto) such holdback period will be extended until eighteen (18) days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”); provided further that the foregoing shall not be binding on any Holder unless all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities (other than such Holder) are bound by and have entered into similar agreements. The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate or other document or instrument evidencing shares of Common Stock with the second legend set forth in Section 7.1(a) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such 180-day (or other) period. Each Holder agrees to execute a lock-up or market standoff agreement with the representative(s) of such underwriters in a form satisfactory to the Company and consistent with the provisions of this Section 2.9. The Company (i) shall not file any registration statement or Canadian Prospectus for any public sale or distribution of its securities, or cause any such registration statement or Canadian Prospectus to become effective, or effect any Sale Transaction, during any of the holdback periods described above (including any Holdback Extensions), except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form, and (ii) shall cause each of its executive officers and directors (other than Investor Directors) and holders (other than the Holders of Registrable Securities) of at least 1% of its common stock, or any securities convertible into or exchangeable or exercisable for or having residual economic rights comparable to its common stock (other than holders that purchased shares solely in a registered public offering or in the public markets), to agree not to effect any Sale Transaction during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing. Furthermore, if the Company has previously filed a registration statement or Canadian Prospectus in which Registrable Securities are included, and if such previous registration has not been withdrawn or abandoned, then the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) or Canadian Prospectus, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

2.10. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section II may be transferred or assigned by a Holder to a transferee or assignee of Registrable Securities; provided that (a) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws; (b) the Company is given written notice of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; and (c) the transferee or assignee of such rights assumes the obligations of a Holder under this Agreement in writing by executing a Joinder Agreement, a copy of which shall be delivered to the Company.

2.11. Subsidiary Public Offering. If, after an initial public offering of the capital stock or other equity securities of one of its subsidiaries, the Company distributes securities of such subsidiary to its equity holders, then the rights of holders hereunder and the obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such subsidiary, and the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement. At any time and from time to time upon demand of a Holder of Registrable Securities following an initial public offering of the capital stock or other equity securities of one of its subsidiaries, the Company shall cause either (at the Company’s election in its sole discretion) (i) a liquidation or other distribution of such subsidiary’s securities to the Company’s equityholders in accordance with the Certificate of Incorporation in an amount that will result in the demanding holder of Registrable Securities receiving the lesser of the number of subsidiary securities demanded and the number of subsidiary securities to which such holder is entitled in complete liquidation of the Company or (ii) a redemption, in exchange for such subsidiary’s securities, of a number of the demanding Holder’s Company equity with a value (determined on a liquidation basis without discount) equal to the value of the subsidiary shares so demanded by such holder. In each case, the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement as if it were the Company and upon request of the Holders of a majority of the Registrable Securities shall deliver to the Holders of Registrable Securities an instrument expressly assuming such obligations.

2.12. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration statement or Canadian Prospectus pursuant to Sections 2.1 or 2.2 shall terminate and be of no further force or effect on the earlier of: (a) such date on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold under Rule 144 during any 90-day period assuming the volume limitations of Rule 144 apply to such Holder, whether or not the volume limitations of Rule 144 actually apply; and (b) five (5) years after the Public Offering.

SECTION III

Information and Other Covenants of the Company

3.1. Basic Financial Information and Inspection Rights. The Company hereby covenants and agrees that the Company shall furnish the following reports to PCF:

(a) As soon as practicable after the preparation and completion thereof, but in any event within 90 days after the end of each fiscal year, a consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated and consolidating statements of income, stockholders’ equity (or the equivalent) and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Board of Directors, together with a copy of such accounting firm’s annual management letter to the Audit Committee of the Board of Directors or the Board of Directors.

(b) As soon as practicable after the preparation and completion thereof, but in any event within 45 days of the end of each quarter of each fiscal year of the Company, an unaudited consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of such quarter, and unaudited consolidated and consolidating statements of income, stockholders’ equity (or the equivalent) and cash flows of the Company and its subsidiaries, if any, for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, setting forth for each quarterly accounting period in such fiscal year comparisons to the annual budget and to the corresponding period in the preceding fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal recurring year-end audit adjustments, none of which will individually or in the aggregate be material, which shall be certified by the chief financial officer of the Company.

(c) As soon as practicable after the preparation and completion thereof, but in any event within 30 days after the end of each monthly accounting period in each fiscal year, an unaudited consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of such month, and unaudited consolidated and consolidating statements of income, stockholders’ equity (or the equivalent) and cash flows of the Company and its subsidiaries, if any, for such monthly period and for the period from the beginning of the fiscal year to the end of such month, setting forth for each monthly accounting period in each fiscal year comparisons to the annual budget and to the corresponding period in the preceding fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal recurring year-end audit adjustments, none of which will individually or in the aggregate be material.

(d) Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s and/or any of its subsidiaries’ operations or financial affairs given to the Company or such subsidiary by their independent accountants.

(e) No more than 60 days and no less than 30 days prior to the beginning of each fiscal year of the Company, an annual budget and operating plan forecasting the Company’s and its subsidiaries’ balance sheet, statements of income and cash flow, revenues, expenses and cash position on a monthly basis for such fiscal year, and promptly upon preparation thereof any other significant budgets or operating plans prepared by the Company or any of its subsidiaries and any revisions of such annual or other budget or operating plans.

(f) Promptly (but in any event within ten Business Days) after the discovery or receipt of notice of the filing or commencement of any material litigation or arbitration against the Company or any of its subsidiaries, or any material adverse change, event or circumstance affecting the Company or any of its subsidiaries, a notice specifying the nature and period of existence thereof and what actions the Company and/or its subsidiaries have taken and propose to take with respect thereto; provided that so long as there is at least one Investor Director serving on the Board of Directors and such notice is delivered to each Investor Director, such notice need not also be required to be delivered to PCF.

(g) With reasonable promptness, such other information and financial data concerning the Company and its subsidiaries as PCF may reasonably request.

Each of the financial statements referred to in Sections 3.1(a), 3.1(b) and 3.1(c) shall be true and correct and present fairly in all material respects the financial condition and operating results of the Company and its subsidiaries as and to the extent specified above as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to normal recurring year-end audit adjustments, none of which will individually or in the aggregate be material, and the absence of footnotes with respect thereto.

3.2. Inspection. The Company hereby covenants and agrees that the Company shall permit PCF and its representatives, at PCF’s expense, to visit and inspect the Company’s and its subsidiaries’ properties; examine and make copies and extracts from the Company’s and its subsidiaries’ books of account and records; and discuss the Company’s and its subsidiaries’ affairs, finances, and accounts with its directors, officers, managers, key employees and independent accountants during normal business hours of the Company and its subsidiaries as may be reasonably requested by PCF, with reasonable advance notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its subsidiaries and their respective counsel, unless the Company and/or its subsidiaries and PCF enter into alternative arrangements (such as a common interest or joint defense arrangement) to preserve such privilege, which the Company and its subsidiaries agree to do on customary terms upon the request of PCF.

3.3. Confidentiality. Anything in any other Section or Subsection of this Agreement to the contrary notwithstanding, PCF shall not have access to any trade secrets or classified information of the Company unless such it is a party to a confidentiality obligation or agreement with the Company (which requirement is satisfied by being bound to this Section 3.3 with or for the benefit of the Company, including by being party to this Agreement). PCF acknowledges that the information received by it pursuant to Sections 3.1 and 3.2 may be confidential and for its use only, and agrees that it shall use the same standards and controls which it uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of such information and that it shall not use such confidential information in violation of the Securities Act or the Exchange Act , or the Canadian Securities Laws, or reproduce, disclose or disseminate such information to any other Person (other than its Affiliates and their employees, and service-provider partners and members, managers, officers, directors, accountants and attorneys, and other agents having a need to know the contents of such information, and its attorneys, and in connection with the ordinary course of its business, including investment reporting to partners, members and other similar Persons), except in connection with the exercise or enforcement of rights or other actions, including transfers, under this Agreement, the Merger Agreement and the Convertible Note, unless (a) the Company has made such information available to the public generally, (b) such information is communicated to PCF free of any obligation of confidentiality, (c) such information is developed by PCF or it agents independently of and without use of or reference to any confidential information communicated by the Company, or (d) PCF is required to disclose such information by a Governmental Authority, but (other than disclosures to the Commission or other regulators conducting ordinary course reviews) only if PCF promptly notifies the Company in writing of such disclosure (if legally permitted to do so), takes reasonable steps to minimize the extent of any such required disclosure and assists the Company, at the Company’s expense, in seeking a protective order with respect to such information; provided that in the event of a conflict between the foregoing and any other confidentiality obligation or agreement entered into between the Company and PCF, the terms of such other confidentiality obligation or agreement shall prevail. This Section 3.3 shall not apply to any Investor Directors.

3.4. Observation Rights. If at any time there are fewer Investor Directors than the number of Investor Directors that the Majority PCF Investors are entitled under the provisions of Section V hereof to designate serving on the Board of Directors (each, an “Investor Director Vacancy”), the Company shall invite one individual designated by the Majority PCF Investors for each Investor Director Vacancy to attend all meetings of the Board of Directors (including “executive sessions” of the Board of Directors and any committee meetings) in a nonvoting observer capacity and, in this respect, concurrently with delivery to members of the Board of Directors (and any committee thereof), shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors with respect to such meetings; provided, that such representative shall agree in writing to hold in confidence all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company believes, upon advice of counsel, that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel.

3.5. NASDAQ or NYSE MKT Listing. The Company shall use its commercially reasonable best efforts to cause the Common Stock to be listed on The Nasdaq Stock Market or NYSE MKT by December 31, 2015 (including, without limitation, by effecting a reverse stock split and meeting the listing requirements of The Nasdaq Stock Market or NYSE MKT on or before December 31, 2015). At any time following such listing, the Company may, in its sole discretion, delist its securities from the Toronto Stock Exchange.

3.6. Interested Transactions.

(a) Until the first date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, without the approval of the Majority PCF Investors, the Company shall not, and shall not permit any of its subsidiaries to, in one or a series of transactions, make any material payment to, or sell, lease, license, transfer or otherwise dispose of any of its material properties or assets to, or purchase or license any material properties or assets from, or consummate, enter into or make or amend any material transaction, contract, loan, advance or guarantee with, or for the benefit of (x) any Key Stockholder or any of their respective Affiliates other than the Company and its subsidiaries or (y) any officer or director of the Company or any Affiliate thereof other than the Company or a subsidiary thereof (each a “Material Affiliate Transaction”), unless such Material Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Company and its subsidiaries than those that would have been obtained in a comparable transaction by the Company or its subsidiaries with an unrelated Person.

For purposes of this Section 3.6(a), “material” shall be deemed to mean involving or reasonably likely to involve in excess of $500,000.

(b) The following items shall not be deemed to be Material Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 3.6(a):

(i) any financing transaction to which the preemptive rights set forth in the Company’s Certificate of Incorporation apply;

(ii) director or officer indemnification agreements in customary form;

(iii) any employment agreement, benefit plan or similar arrangement with any employee, officer, director or equivalent of the Company or a subsidiary thereof entered into by the Company or any of its subsidiaries in the ordinary course of business consistent with past practice and providing reasonable compensation and/or benefits to such individual in exchange for bona fide services provided or to be provided by such individual (and payments in accordance with the terms thereof);

(iv) any pro rata dividend by the Company to the holders of Common Stock that is approved by the Board of Directors; or

(v) any transaction with respect to which the Company or a subsidiary obtains a written opinion from an independent accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is fair to the Company or such subsidiary from a financial point of view and which are approved by the Board of Directors (or the applicable board of directors, board of managers or similar governing body of such subsidiary).

3.7. Liquidity Event. So long as the PCF Investors collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, without the approval of the Majority PCF Investors, the Company shall not (A) agree to or consummate a Liquidity Event on or before the second anniversary of the date of this Agreement that results in the Investors receiving less than US$1.50 per share of Common Stock (as adjusted for stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events) or (B) liquidate, dissolve or windup.

3.8. Indebtedness. So long as the PCF Investors collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, without the approval of the Majority PCF Investors, the Company shall not, and shall cause its subsidiaries not to, incur any additional indebtedness for borrowed money that would result in the Company’s and its subsidiaries’ aggregate indebtedness exceeding an amount equal to seven times (7x) the most recent Audited EBITDA.

3.9. Termination of Certain Covenants. The covenants set forth in (a) Sections 3.1 through 3.3 shall remain ineffective so long as the Company is subject to the periodic reporting requirements of the Exchange Act and continues to comply with such requirements, and (b) Section 3.4 shall terminate and be of no further force or effect upon the first date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares.

SECTION IV

Preemptive Rights

4.1. Preemptive Right.

(a) The Company hereby grants to each Holder that is an “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act) (a “Preemptive Right Holder”) the right to purchase his, her or its pro rata share of any New Securities (as defined in this Section 4.1(a)) which the Company or any subsidiary may, from time to time, propose to sell and issue after the date of this Agreement. A Preemptive Right Holder’s pro rata share, for purposes of the preemptive rights set forth in this Section 4.1, is equal to the ratio of (A) the number of shares of Common Stock owned by such Preemptive Right Holder as of immediately prior to the issuance of New Securities (calculated on a Fully-Diluted Basis) to (B) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (calculated on a Fully-Diluted Basis). “New Securities” shall mean any capital stock or other equity of the Company or any subsidiary whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock or other equity, and obligations of indebtedness or securities of any type whatsoever that are, or may become, exercisable or convertible directly or indirectly into capital stock or other equity; provided that the term “New Securities” does not include any of the foregoing issued by a subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company or:

(i) any Common Stock issued or issuable upon conversion of any evidences of indebtedness (including, without limitation, the Convertible Note), shares or other securities convertible or exchangeable for Common Stock (“Convertible Securities”);

(ii) any Common Stock issued or issuable upon exercise of options granted pursuant to any stock option plan or other equity incentive plan, in either case approved by the Board of Directors;

(iii) any Common Stock issued or issuable a Third Party in conjunction with arm’s length debt financing transactions (including, without limitation, commercial credit arrangements or equipment financing), joint ventures or strategic investments of the Company and its subsidiaries;

(iv) any Common Stock issued or issuable as a dividend or distribution on any class of securities of the Company;

(v) any common stock or Convertible Securities issued or issuable in an underwritten public offering; or

(vi) any Common Stock or Convertible Securities issued to a Third Party seller in connection with the acquisition of a business by the Company or any of its subsidiaries from such seller, whether by merger, consolidation, purchase of assets or purchase or exchange of shares or otherwise.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preemptive Right Holder written notice of its intention, describing the type of New Securities, and their price and the general terms (including all material terms) upon which the Company proposes to issue the same, which for each Preemptive Right Holder shall be at the most favorable price and on the most favorable terms as such New Securities are to be offered to any other Person. Each Preemptive Right Holder shall have five Business Days after any such notice is delivered to agree to purchase all, or any portion, of such Preemptive Right Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form of EXHIBIT D hereto, and stating therein the quantity of New Securities to be purchased by such Preemptive Right Holder. The purchase price for all New Securities offered to each Preemptive Right Holder hereunder shall be payable in cash or, to the extent consistent with the terms offered to any other Persons, installments over time or, in the case of any particular Preemptive Right Holder, such other form of consideration as shall be agreed to by the Company and such Preemptive Right Holder and/or any of its Affiliates.

(c) The Company shall promptly inform, in writing, each Preemptive Right Holder that elects to purchase some or all of the shares available to him, her or it and each other Person with preemptive rights that elects to purchase all, but not less than all, of the shares available to him, her or it (collectively, the “Fully-Exercising Persons”) of any other Preemptive Right Holder’s or any other Person’s failure to exercise preemptive rights. During the 5-day period commencing after such information is provided (the “Election Period”), each Fully-Exercising Person may elect to purchase all or any portion of the New Securities for which the Preemptive Right Holders and other Persons with preemptive rights were entitled to, but did not, subscribe for (the “Unsubscribed New Securities”); provided, that, in the event that the Fully-Exercising Persons collectively elect to acquire more of such Unsubscribed New Securities than are available, then the number of Unsubscribed New Securities allocated to each such Fully-Exercising Persons may be cut-back to an amount that is equal to the proportion of the Unsubscribed New Securities that the number of shares of Common Stock (determined on an as-converted to Common Stock basis) issued and held by such Fully-Exercising Person bears to the total number of shares of Common Stock (determined on an as-converted to Common Stock basis) held by all Fully-Exercising Persons who wish to purchase some of the Unsubscribed New Securities. In the event the Preemptive Right Holders and other Persons with preemptive rights fail to exercise fully the preemptive rights prior to the end of the Election Period, the Company shall have 60 days thereafter to sell that portion of the New Securities with respect to which the Preemptive Right Holders’ and other Persons’ preemptive rights were not fully exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Preemptive Right Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preemptive Right Holders in the manner provided in this Section 4.1.

(d) The preemptive rights granted under this Section IV shall terminate and be of no further force or effect as of immediately prior to, and contingent upon, the earliest to occur of (i) a Liquidity Event; (ii) a Public Offering in which the Company receives gross proceeds of at least $25 million; (iii) the listing of the Common Stock on The Nasdaq Stock Market or NYSE MKT; and (iv) the date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares.

(e) A Preemptive Right Holder that is an entity shall have the right to assign its rights under this Section 4.1 to one or more of its stockholders, members, owners or Affiliates.

SECTION V

Voting

5.1. Certain Definitions. For purposes of this Section V, “vote” shall include any exercise of voting rights whether at an annual or special meeting of the stockholders of the Company, by written consent of the stockholders of the Company or in any other manner permitted by applicable law.

5.2. Board of Directors.

(a) Until the first date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares (the “Voting Termination Date”), each Voting Party agrees to vote all of his, her or its Shares in such manner as may be necessary to elect (and maintain in office) as members of the Board of Directors the two (2) individuals who may be designated in writing from time to time by the Majority PCF Investors (the “Investor Directors”).

(b) The initial Investor Directors shall be James Hale and John Coelho.

(c) So long as the Investor Directors are being elected or appointed to the Board of Directors pursuant to Section 5.2(a), at the election of the Majority PCF Investors, at least one (1) of the Investor Directors shall serve on each committee of the Board of Directors that may be established by the Board of Directors from time to time (including the Audit Committee, the Compensation Committee and the Corporate Governance Committee).

(d) The Company shall pay all reasonable, actual and documented reimbursable out-of-pocket costs and expenses incurred by each Investor Director in connection with his or her participation as a member of the Board of Directors or any committee thereof, including in connection with attending regular and special meetings of the Board of Directors or any committee thereof, in each case in a manner consistent with the Company’s policies for reimbursing such expenses of the members of the Board of Directors and its committees.

5.3. Changes in Directors. From time to time during the term of this Agreement, the Majority PCF Investors may, in their sole discretion:

(a) notify the Company in writing of an intention to remove from the Board of Directors any incumbent director who occupies a seat on the Board of Directors for which the Majority PCF Investors are entitled to designate the director pursuant to Section 5.2(a); or

(b) notify the Company in writing of an intention to select a new person for election to a seat on the Board of Directors for which the Majority PCF Investors are entitled to designate (whether to replace a prior director or to fill a vacancy in such seat on the Board of Directors); provided, however, that the person so selected shall be reasonably acceptable to the nominating committee of the Board of Directors, if there is such a committee, or the independent members of the Board of Directors if there is no such committee.

In the event of such an initiation of a removal or selection under this Section 5.3, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, calling meetings and soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Voting Party Shares to cause: (A) the removal from the Board of Directors of the person or persons so designated for removal; and (B) the election to the Board of Directors of any new person or persons so designated (and absent any such designation such directorship shall remain vacant). So long as the Investor Directors may be designated for election pursuant to this Section V, any such Investor Director may be removed during the term of office, either for or without cause, by, and only by, the Majority PCF Investors.

5.4. Transfer of Voting Party Shares. Prior to the Voting Termination Date, the Company shall not permit the transfer of any Voting Party Shares on its books or issue a new certificate representing any Voting Party Shares unless and until the Person to whom such security is to be transferred, if not already a party hereto, shall have executed and delivered to the Company a Joinder Agreement pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions of this Agreement in the same manner as the transferring party as if such Person was an original party hereunder.

5.5. Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Voting Party Shares by reason of any stock dividend, stock split, consolidation of shares, conversion, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Voting Party Shares for purposes of this Agreement.

SECTION VI

Miscellaneous

6.1. Legends.

(a) Each Investor understands and agrees that each certificate or other document or instrument representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, TO SUCH EFFECT. THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE DURING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b) Each Voting Party understands and agrees that each certificate or other document or instrument representing Voting Party Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT CONTAINED IN A STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

6.2. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Majority Investors; provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor differently from other Investors, as the case may be, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination; and provided further, that if any amendment, waiver, discharge or termination adversely affects the rights or modifies or increases the obligations of a Holder disproportionately to the other Holders or a Key Stockholder disproportionately to other Key Stockholders, the consent of such Holder or Key Stockholder, as applicable, shall also be required for such amendment, waiver, discharge or termination; and provided further that so long as the Majority PCF Investors are entitled to designate the Investor Directors, the provisions of Sections 3.4 and 5.2 and this Section 6.2 cannot be amended without the consent of the Majority PCF Investors and provided further that no other rights specific to the PCF Investors shall be amended without the consent of the Majority PCF Investors. Any such amendment, waiver, discharge or termination effected in accordance with this Section 6.2 shall be binding upon each Voting Party and each future holder of securities of such Voting Party. Each Investor acknowledges that by the operation of this Section 6.2, except as provided in this Section 6.2, the Investors holding a majority of the Registrable Securities shall have the right and power to diminish, eliminate or alter all rights of such Investor under this Agreement. Upon the addition of a party to this Agreement through the execution and delivery to the Company of a Joinder Agreement in accordance with the terms of this Agreement, the Company shall amend the applicable exhibit hereto to reflect the addition of such Person as an Investor or a Key Stockholder and a party to this Agreement. Notwithstanding the foregoing, neither the addition of a party to this Agreement through the execution and delivery to the Company of a Joinder Agreement in accordance with the terms of this Agreement, nor any corresponding amendment to an exhibit hereto, shall not, by itself, constitute an amendment of this Agreement.

6.3. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

If to an Investor:	at the Investor’s address or facsimile number as shown on EXHIBIT A hereto, or at such other address or facsimile number as such Investor shall have furnished the Company and Key Stockholders in writing in accordance with this Section 6.3.

with a copy to (which shall not constitute notice):

Paul Hastings LLP

695 Town Center Drive, 17th Floor

Costa Mesa, CA 92626

Facsimile: (714) 979-1921

E-mail: dougschaaf@paulhastings.com

             jasonrednour@paulhastings.com

Attention: Douglas Schaaf and Jason Rednour

If to the Company:	NeuLion, Inc. 1600 Old Country Rd Plainview, New York 11803 Facsimile: 516-622-7510 E-mail: roy.reichbach@neulion.com Attention: General Counsel

with a copy to (which shall not constitute notice):	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Facsimile: 646-417-6459 E-mail: flee@loeb.com Attention: Frank Lee, Esq.

If to any Key Stockholder:	at the Key Stockholder’s address or facsimile number as shown in the Company’s records, or at such other address or facsimile number as such Key Stockholder shall have furnished the Company and Investors in writing in accordance with this Section 6.3

6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any jurisdiction other than those of the State of New York; provided that if the Company or any Key Stockholder alleges, or it is otherwise determined, that any provision hereof is unenforceable under New York law, then this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any jurisdiction other than those of the State of Delaware.

6.5. Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN AND COUNTY OF MANHATTAN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.6.; Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO COVERED MATTERS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES TO THIS AGREEMENT AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY TO THIS AGREEMENT HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.7. Attorneys’ Fees. In the event that any Proceeding at law or in equity (including arbitration) is instituted to enforce or interpret any of the terms or provisions of this Agreement,

the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees, costs, expenses and necessary disbursements of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.8. Successors and Assigns. Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company other than by operation of law, without the prior written consent of the Majority Investors and, so long as the PCF Investors collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, the Majority PCF Investors. Subject to the foregoing, and except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investors, Holders and Key Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors, permitted assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.9. Entire Agreement. This Agreement, the Merger Agreement and the Convertible Note and the exhibits attached hereto and thereto constitute the full and entire understanding and agreement between and among the parties to this Agreement with respect to the subject matter of this Agreement.

6.10. Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and signed by the party against whom it is to be enforced against and shall be effective only to the extent specifically set forth in such writing.

6.11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court shall replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. Regardless of whether the court replaces any such provisions, the balance of this Agreement shall be enforceable in accordance with its terms and this entire Agreement shall remain enforceable in any other jurisdiction.

6.12. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and exhibits shall, unless otherwise provided, refer to sections of this Agreement and exhibits attached to this Agreement.

6.13. Pronouns; Including. All pronouns contained in this Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties to this Agreement may require. The use of the word “including” herein shall mean “including without limitation.”

6.14. Counterparts; “.pdf” copies. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be enforceable against the parties to this Agreement that execute such counterparts, and all of which together shall constitute one and the same instrument. Facsimile and “.pdf” copies of signed signature pages will be deemed binding originals and no party to this Agreement shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

6.15. Further Assurances. Each party to this Agreement agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.16. Remedies; Specific Performance. Each party shall have all rights and remedies set forth in this Agreement and all rights and remedies which such party has under applicable law, all of which shall be cumulative. It is agreed and understood that a party would be irreparably harmed by a breach of this Agreement and that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party to this Agreement waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.17. Aggregation of Stock. All securities held or acquired by Affiliated entities (including Affiliated venture capital or private equity funds) or Persons or by any other Affiliate or any of their partners, retired partners, members, retired members, managers, retired managers, managing members, retired managing members and stockholders, or the estates and family members of any such partners and retired partners, members and retired members, managers and retired managers, managing members and retired managing members, and any trusts for the benefit of any of the foregoing Persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

6.18. Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the General Corporation Law of the State of Delaware and should not be interpreted as such.

6.19. No Grant of Proxy. Except as expressly set forth herein, this Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6.20. No Liability for Election of Recommended Directors. None of the Company, any Voting Party or any officer, director, stockholder, partner, member, employee or agent of any Voting Party, makes any representation or warranty as to the fitness or competence of the nominee or designee of any Voting Party hereunder to serve on the Board of Directors by virtue of such Voting Party’s execution of this Agreement or by the act of such Voting Party in voting for such nominee or designee pursuant to this Agreement.

6.21. No Strict Construction. The parties to this Agreement waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.22. Additional Persons. Any Person who is a transferee, successor or assignee of any Registrable Securities may be added to and be bound by the obligations of and receive the benefits afforded by this Agreement upon the signing and delivery to the Company of a Joinder Agreement. Any such Persons who shall execute a Joinder Agreement shall, by virtue of the execution of a Joinder Agreement, be deemed an Investor under this Agreement, and no action or consent by the other parties to this Agreement shall be required for such joinder to this Agreement by such Person.

6.23. Spousal Consent. If any individual Voting Party is married on the date of this Agreement or on the date of execution of a Joinder Agreement, such Voting Party’s spouse shall execute and deliver to the Company a consent of spouse in substantially the form of EXHIBIT E hereto (“Spousal Consent”), effective on the date hereof or the date of execution of a Joinder Agreement by such Voting Party, as applicable. Notwithstanding the execution and delivery of a Spousal Consent, such Spousal Consent shall not be deemed to confer or convey to the spouse of a Voting Party any rights in such Voting Party’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Voting Party does not deliver a Spousal Consent, such Voting Party hereby represents and warrants to the Company that such Voting Party is not married. If any individual Voting Party should marry or remarry subsequent to the date of this Agreement or the date of execution of his or her Joinder Agreement, such Voting Party shall obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver to the Company a Spousal Consent in substantially the form of EXHIBIT E hereto within 30 days after such marriage or remarriage.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stockholders’ Agreement as of the date first written above.

THE COMPANY:

NEULION, INC. a Delaware corporation

By:	/s/ Roy E. Reichbach
	Name:	Roy E. Reichbach
	Title:	General Counsel and Corporate Secretary

[Signature Page to Stockholders’ Agreement]

INVESTORS:

PCF 1, LLC

By:	/s/ James Hale
Name:	James Hale
Title:	President

[Signature Page to Stockholders’ Agreement]

KEY STOCKHOLDERS:

/s/ Nancy Li
NANCY LI

/s/ Charles B. Wang
CHARLES B. WANG

AVANTALION LLC

By:	/s/ Roy E. Reichbach
Name:	Roy E. Reichbach
Title:	Secretary

[Signature Page to Stockholders’ Agreement]

EXHIBIT A

LIST OF INVESTORS

Name and Address

PCF 1, LLC 23332 Mill Creek Dr. Suite 155 Laguna Hills, CA 92653 Facsimile: (949) 296-4801 Attention: Chief Financial Officer

A-1

EXHIBIT B

LIST OF KEY STOCKHOLDERS

Name and Address	Number of Shares and Classes of Capital Stock Owned as of January 30, 2015
NANCY LI NeuLion, Inc. 1600 Old Country Road Plainview, NY 11803	39,756,096 shares of Common Stock (including 56,040 shares held in trust for the benefit of her children, of which Ms. Li is Trustee)

CHARLES WANG c/o NeuLion, Inc. 1600 Old Country Road Plainview, NY 11803	12,119,077 shares of Common Stock (including 256,040 shares held in trust for the benefit of his grandchildren, of which Mr. Wang is Trustee)

AVANTALION LLC 250 Pehle Avenue Suite 404 Saddle Brook, NJ 07663	22,820,650 shares of Common Stock

B-1

EXHIBIT C

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of January 30, 2015 (as the same may hereafter be amended or restated from time to time, the “Stockholders’ Agreement”), among NeuLion, Inc., a Delaware corporation (the “Company”), and the Investors and Key Stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, to comply with the provisions and obligations of, and to be entitled to the benefits of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be [a Key Stockholder] [an Investor] as such term is defined in the Stockholders’ Agreement.

This Joinder Agreement shall take effect and shall become an integral part of the Stockholders’ Agreement immediately upon execution and delivery to the Company of this Joinder Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      date of             ,         .

Signature of Stockholder

Print Name of Stockholder

Print Name and Title of Individual Signing for Stockholder (for Entities)

C-1

EXHIBIT D

NOTICE AND WAIVER/ ELECTION OF PREEMPTIVE RIGHT

The undersigned does hereby waive or exercise, as indicated below, the undersigned’s preemptive right under the Stockholders’ Agreement dated as of January 30, 2015 (as the same may be amended or restated from time to time, the “Agreement”):

1.	Waiver of 20 Days’ Notice Period in Which to Exercise Preemptive Right: (please check only one)

☐	WAIVE in full, on behalf of the undersigned, the 20-day notice period provided to exercise the undersigned’s preemptive right granted under the Agreement.

☐	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

☐	WAIVE in full the preemptive right granted under the Agreement with respect to the issuance of the New Securities.

☐	ELECT TO PARTICIPATE in $ [PLEASE PROVIDE AMOUNT] in New Securities proposed to be issued by [ ], representing less than the undersigned’s pro rata portion of the aggregate of $ in New Securities being offered.

☐	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by [ ], representing the undersigned’s full pro rata portion of the aggregate of $ in New Securities being offered.

☐	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by [ ], representing the undersigned’s full pro rata portion of the aggregate of $ in New Securities being offered, PLUS ELECT TO PURCHASE up to an additional $ in New Securities proposed to be issued by [ ], to the extent available.

Date:             , 20

Signature of Stockholder or Authorized Signatory

Name

Title, if applicable

D-1

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. [                    ] will supply the stockholder with such definitive documentation upon request or if the stockholder indicates that he, she or it would like to exercise his, her or its preemptive right in whole or in part.

D-2

EXHIBIT E

SPOUSAL CONSENT

I,                     , spouse of                     , acknowledge that I have read the Stockholders’ Agreement dated as of January 30, 2015, among NeuLion, Inc., a Delaware corporation (the “Company”), and the Investors and Key Stockholders named therein (as the same may be amended or restated from time to time, the “Stockholders’ Agreement”), and that I know the contents of the Stockholders’ Agreement. I am aware that the Stockholders’ Agreement contains provisions regarding the voting and transfer of shares of capital stock and equity securities of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock and equity securities of the Company subject to the Stockholders’ Agreement shall be irrevocably bound by the Stockholders’ Agreement and further understand and agree that any community property interest I may have in such shares of capital stock and equity interests of the Company shall be similarly bound by the Stockholders’ Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Spousal Consent. I have either sought such guidance or counsel or determined after reviewing the Stockholders’ Agreement carefully that I will waive such right.

Accordingly, I have executed and delivered this Spousal Consent as of the      day of             , 20    .

Signature of Spouse of Stockholder

Print Name of Spouse of Stockholder

E-1